Exhibit 10.2
AMENDMENT TO SEPARATION AND RELEASE AGREEMENT
This Amendment to Separation and Release Agreement (the “Amendment”) is made and entered into by and between Basic Energy Services, Inc., a Delaware corporation (the “Company”), and Thomas Monroe Patterson (the “Individual”), effective as of October 25, 2019 (the “Amendment Effective Date”).
WITNESSETH:
WHEREAS, the Company and the Individual previously entered into that certain Separation and Release Agreement dated as of September 13, 2019 (the “Separation Agreement”);
WHEREAS, the Separation Agreement allows the parties to amend the Separation Agreement by written instrument executed by both parties; and
WHEREAS, the Company and the Individual desire to amend the Separation Agreement in accordance with this Amendment to clarify the Individual’s forfeiture of unvested equity awards and to accelerate the Individual’s forfeiture of vested stock options;
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

1. The introductory paragraph and immediately following chart to Section 4 of the Separation Agreement are hereby amended and restated in their entirety to read as follows:

Form of Compensation	Amount	Payment Date
Base Salary	Before the Step-Down Date, $27,730.77 per pay period payable and, following the Step-Down Date, the amount of the prorated Base Salary provided for above per pay period payable through the Separation Date.	On the pay periods during the Transition Period, and then final payment on or within six days after the Separation Date.
Accrued Unused Paid Time Off (PTO)	$55,459.65 (estimated) payable through Separation Date.	On or within six days after the Separation Date.
2019 Performance Bonus	$240,000.00 payable for 2019 performance as of September 1, 2019. However, the Company shall recalculate the bonus on the earlier of (1) December 31, 2019 and (2) the Separation Date.	On or within six days after the Separation Date if the Separation Date is after December 31, 2019, but within 10 days following the six-month anniversary of the Separation Date if the Separation Date is before January 1, 2020.
Deferred Compensation	$567,886.98 (estimated) payable through Separation Date.	According to the Individual’s distribution election but not sooner than six months following the Separation Date.
Reimbursement of Attorneys’ Fees	Up to $20,000.00 for reasonable attorneys’ fees incurred in reviewing this Agreement.	Within 30 days after submission of appropriate substantiating documentation.
2. Section 4.e. of the Separation Agreement is hereby amended and restated in its entirety to read as follows:

e. Reimbursement of Attorneys’ Fees. To assist the Individual in his review of this Agreement, the Company shall, within 30 days after submission of appropriate substantiating documentation (which shall be submitted within 30 days following the Separation Date), reimburse him for reasonable attorneys’ fees up to $26,000.00 incurred by him in consultations related to this Agreement.

3. Section 4.f. of the Separation Agreement is hereby amended and restated in its entirety to read as follows:
f. Equity Awards. The Individual acknowledges receiving the following equity incentive awards from the Company (the “Equity Awards”), which remain outstanding immediately prior to the Effective Date, subject to the terms and conditions of the corresponding award agreements described below (together, the “Award Agreements”):

Equity Award	Shares Subject to Award	Vested/Unvested Shares	Award Agreement
Timed-Based Stock Options (“TBSOs”)	100,368	100,368/0	Time-Based Stock Option Award Agreement effective as of December 23, 2016 (the “2016 TBSO Award Agreement”)
Performance-Based Stock Options (“PBSOs”)	100,368	66,845/33,523	Performance-Based Stock Option Award Agreement effective as of February 22, 2017 (the “2017 PBSO Award Agreement”)
Performance-Based Restricted Stock Units	250,920	167,280/83,640	Performance-Based Restricted Stock Unit Award Agreement effective as of February 22, 2017 (the “2017 PBRSU Award Agreement”)
Performance-Based Restricted Stock Units (collectively “PBRSUs”)	44,615	0/44,615	Performance-Based Restricted Stock Unit Award Agreement effective as of February 8, 2018 (the “2018 PBRSU Award Agreement”)
Time-Based Restricted Stock Units (“TBRSUs”)	44,615	14,872/29,743	Time-Based Restricted Stock Unit Award Agreement effective as of February 8, 2018 (the “2018 TBRSU Award Agreement”)
Time Vesting Restricted Stock (“TVRS”)	115,905	0/115,905	Restricted Stock Award Agreement (Time Vesting) effective as of May 15, 2019 (the “2019 TVRS Award Agreement”)
Performance-Based Phantom Shares (“PBPSs”)	231,810	0/231,810	Performance-Based Phantom Share Award Agreement effective as of May 15, 2019 (the “2019 PBPS Award Agreement”)
Time-Based Phantom Shares (“TBPSs”)	115,905	0/115,905	Time-Based Phantom Share Award Agreement effective as of May 15, 2019 (the “2019 TBPS Award Agreement”)

The TBSOs, PBSOs, PBRSUs and TBRSUs are subject to the terms and conditions of the applicable Award Agreements and the Basic Energy Services, Inc. Management Incentive Plan adopted by the Company effective as of December 23, 2016 (the “MIP”). The PBPSs, TBPSs and TVRS are subject to the terms and conditions of the applicable Award Agreements and the Basic Energy Services, Inc. 2019 Long Term Incentive Plan adopted by the Company effective as of May 14, 2019 (the “LTIP”). The Individual acknowledges and agrees that, except as otherwise provided herein, his right to any part of the Equity Awards, whether vested or unvested, shall continue to be governed by the applicable Award Agreements and the MIP or LTIP, as applicable.
The Individual acknowledges and agrees that as a result of his mutually agreed upon voluntary resignation all Equity Awards to the extent unvested immediately prior to the Effective Date shall be forfeited as of the Effective Date. The Individual acknowledges and agrees that all PBRSUs and TBRSUs which vested prior to the Effective Date have been settled in full. The Individual acknowledges and agrees that all PBSOs and TBSOs which vested prior to the Amendment Effective Date shall be forfeited as of the Amendment Effective Date. Notwithstanding any provision of this Agreement or any Award Agreement to the contrary, the Individual acknowledges and agrees that no Equity Award will vest on or before the Effective Date to a greater extent than reflected in the above table.

By signing below, the Individual also acknowledges and agrees that he has no rights in any equity or equity-related interests in the Company or its affiliates other than the Equity Awards described above and any stock of the Company owned by the Individual as of the Separation Date either in his capacity as an investor of the Company or as a result of such stock being granted by the Company to him in connection with his employment and vested as of the Separation Date.
Finally, the parties acknowledge and agree that all of their post-termination rights and obligations which continue by their terms under the Award Agreements, including without limitation under Sections 8 (Restrictive Covenant) and 9 (Miscellaneous) of the 2019 PBPS Award Agreement; Sections 6 (Restrictive Covenant) and 7 (Miscellaneous) of the 2019 TBPS Award Agreement; Sections 8 (Restrictive Covenant) and 9 (Miscellaneous) of the 2018 PBRSU Award Agreement; and Sections 6 (Restrictive Covenant) and 7 (Miscellaneous) of the 2018 TBRSU Award Agreement, shall constitute part of the Continuing Obligations for purposes of this Agreement and therefore shall continue in full force and effect according to their terms notwithstanding the termination of the Individual’s employment with the Company, the termination of the Employment Agreement, or the execution of this Agreement.
4. Except as otherwise specifically set forth herein, all other terms and conditions of the Separation Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the Individual has executed the Amendment and the Company has caused this Amendment to be executed in its name and on its behalf by its duly authorized officer, to be effective as of the Amendment Effective Date.

[Signature Page Follows]

INDIVIDUAL:

BY: /s/Thomas Monroe Patterson
NAME: Thomas Monroe Patterson

COMPANY:

BY: /s/Eric Lannen
NAME: Eric Lannen
Title: Vice President, Human Resources
Date: October 25, 2019